Exhibit 4.3

This instrument was prepared by,

and when recorded should be

returned to:

Richard W. Astle

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

INSTRUMENT

OF

RESIGNATION, APPOINTMENT AND ACCEPTANCE

DATED AS OF FEBRUARY 23, 2023

EXECUTED BY

BNY Mellon Trust Company of Illinois

Commonwealth Edison Company

D.G. DONOVAN

and

The Bank of New York Mellon Trust Company, National Association.

UNDER THE PROVISIONS OF THE

MORTGAGE OF COMMONWEALTH EDISON COMPANY,

DATED JULY 1, 1923, AND INDENTURES

SUPPLEMENTAL THERETO

Reflecting

the Resignation of BNY Mellon Trust Company of Illinois as Trustee and the Resignation
of D.G. Donovan as Co-Trustee

and the Appointment of The Bank of New York Mellon Trust Company, National
Association, as Successor Trustee

This Instrument of Resignation, Appointment and Acceptance (this “Instrument”), dated as of the 23rd day of February, 2023, among BNY Mellon Trust Company of Illinois, a trust company organized and existing under the laws of the State of Illinois (the “Resigning Trustee”) having an address at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, D.G. DONOVAN (the “Resigning Co-Trustee” and, together with the Resigning Trustee, the “Resigning Trustees”), Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois (the “Company”) having an address at 10 South Dearborn Street, 49th floor, Chicago, Illinois 60603, and The Bank of New York Mellon Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America (the “Successor Trustee”) having an address at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.

W I T N E S S E T H:

WHEREAS, the Resigning Trustee has previously indicated its intent to resign as trustee under the Mortgage dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August  1, 1944 and by subsequent supplemental indentures (the “Mortgage”); and the Company shall cause notice thereof to be published as required by the provision of Section 15.06 of the Mortgage and to be given to the holders of bonds outstanding under the Mortgage as required by the provisions of Section 15.10(c) of the Mortgage; and

WHEREAS, the Resigning Co-Trustee has previously indicated its intent to resign as co-trustee under the Mortgage; and

WHEREAS, pursuant to a resolution of the Executive Committee of its Board of Directors, the Company has determined to appoint the Successor Trustee to serve as successor trustee to the Resigning Trustee under the provisions of the Mortgage; and

WHEREAS, by this Instrument, the Resigning Trustee desires to confirm its resignation as trustee, the Company desires to confirm its appointment of the Successor Trustee as trustee, and the Successor Trustee desires to confirm its acceptance of its appointment as trustee under the provision of the Mortgage;

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree and confirm as follows:

1.     The Resigning Trustee hereby confirms its resignation as Trustee (as such term is used in the Mortgage) under the Mortgage and the Resigning Co-Trustee hereby confirms its resignation as Co-Trustee (as such term is used in the Mortgage) under the Mortgage. Each such resignation shall be effective as provided in Section 4 of this Instrument.

2.     The Company hereby confirms its appointment of the Successor Trustee to serve as Trustee under the Mortgage as successor to the Resigning Trustee. Such appointment shall be effective as provided in Section 4 of this Instrument.

3.     The Successor Trustee hereby confirms its acceptance of its appointment as Trustee under the Mortgage and its acceptance of the estates, properties, authority, rights, trusts, powers, duties and obligations of the Resigning Trustees, as Trustees, under the Mortgage. Such acceptance shall be effective as provided in Section 4 of this Instrument.

4.     The resignations referred to in Section 1, the appointment referred to in Section 2 and the acceptance referred to in Section 3 shall be effective as of ________, 2023.

5.     The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof.

6.     This Instrument may be executed and acknowledged in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each of said parties has caused this Instrument to be executed in its name by a duly authorized representative, and attested by a duly authorized representative, all as of the day and year first above written.

BNY MELLON TRUST COMPANY OF ILLINOIS

	By:	/s/
D.G. Donovan
ATTEST:		Vice President

Ann M. Dolezal
Director

D.G. DONOVAN, as Resigning Co-Trustee

COMMONWEALTH EDISON COMPANY

	By:	/s/
ATTEST:		Elisabeth Graham
Senior Vice President, Chief Financial Officer and Treasurer

Elizabeth Hensen
Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

	By:	/s/
D.G. Donovan
ATTEST:		Vice President

Ann M. Dolezal
Vice President

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

I, Savas Apostolakis, a Notary Public in and for the State aforesaid, DO HEREBY CERTIFY that D.G. Donovan, a Vice President of BNY Mellon Trust Company of Illinois, a trust company duly organized and existing under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument and Ann M. Dolezal, a Director of said trust company and D.G. Donovan, as Resigning Co-Trustee, each of which who is both personally known to me or proved on the basis of sufficient identification to be the same person whose name is subscribed to the foregoing instrument as such Vice President and Director, respectively, of said trust company and D.G. Donovan, as Resigning Co-Trustee, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Director, respectively, of said trust company as the free and voluntary act of said trust company and D.G. Donovan, as Resigning Co-Trustee signed, executed and delivered said instrument, for the uses and purposes therein set forth.

Given under my hand and notarial seal this 23rd day of February, A.D. 2023.

Savas Apostolakis
Notary Public

(NOTARIAL SEAL)

My Commission expires 3/25/2026.

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

I, [•], a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ELISABETH GRAHAM, Senior Vice President, Chief Financial Officer and Treasurer of Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument, and ELIZABETH HENSEN, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Senior Vice President, Chief Financial Officer and Treasurer and an Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ___ day of _____________, A.D. 2023.

[•]
Notary Public

(NOTARIAL SEAL)

My Commission expires [•].

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

I, Savas Apostolakis, a Notary Public in and for the State aforesaid, DO HEREBY CERTIFY that D.G. Donovan, a Vice President of The Bank of New York Mellon Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, one of the parties described in and which executed the foregoing instrument, and Ann M. Dolezal, a Vice President of said national banking association, who are both personally known to me or proved on the basis of sufficient identification to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Vice President, respectively, of said national banking association, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act of said national banking association, for the uses and purposes therein set forth.

Given under my hand and notarial seal this 23rd day of February, A.D. 2023.

Savas Apostolakis
Notary Public

(NOTARIAL SEAL)

My Commission expires 3/25/2026.

EXHIBIT A

LEGAL DESCRIPTIONS

See attached.

NOTICE TO THE HOLDERS

OF

COMMONWEALTH EDISON COMPANY

FIRST MORTGAGE BONDS

Notice is hereby given pursuant to the Mortgage dated July 1, 1923 of Commonwealth Edison Company (the “Company”) to BNY Mellon Trust Company of Illinois, as trustee (the “Trustee”) and D.G. Donovan, as co-trustee (the “Co-Trustee”), as amended and supplemented, that the Trustee is resigning as Trustee under the Mortgage and the Co-Trustee is resigning as Co-Trustee under the Mortgage and the Company has appointed The Bank of New York Mellon Trust Company, National Association, as successor Trustee. The resignation of BNY Mellon Trust Company of Illinois as Trustee, the resignation of the D.G. Donovan as Co-Trustee and the appointment of The Bank of New York Mellon Trust Company, National Association, as successor Trustee, will be effective on [•], 2023.

On and after [], 2023, The Bank of New York Mellon Trust Company, National Association will take over the duties of Trustee, Registrar and Paying Agent. Any inquiries concerning these functions should be directed to The Bank of New York Mellon Trust Company, National Association as the address provided below:

The Bank of New York Mellon Trust Company, National Association

Attn: Corporate Trust Operations

2 North LaSalle Street – Suite 700

Chicago, Illinois 60602

THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED TO BE TAKEN BY THE BONDHOLDERS.

Dated [•], 2023.